                                                                   EXHIBIT 10.18

                               AMENDMENT NO. 2 TO

                            INVESTOR RIGHTS AGREEMENT

         This AMENDMENT NO. 2 TO INVESTOR RIGHTS AGREEMENT (this "Amendment No. 2") is made as of April __, 2000 by and among Lineo, Inc., a Delaware corporation (the "Company"), the investors listed on Schedule 1 hereto (individually and collectively, the "Series A Investors"), the investors listed on Schedule 2 hereto (individually and collectively, the "Series B Investors") and the investors listed on Schedule 3 hereto (individually and collectively, the "Series C Investors") with respect to that certain Investor Rights Agreement dated February 17, 2000 by and among the Company and the Series A Investors (the "Investor Rights Agreement").

         WHEREAS, in connection with their purchase of shares of the Company's Series A Convertible Preferred Stock, the Series A Investors were extended certain registration, information and inspection rights as set forth in the Investor Rights Agreement,

         WHEREAS, in connection with their purchase of shares of the Company's Series B Convertible Preferred Stock, the Series B Investors were extended certain registration, information and inspection rights as set forth in Amendment No. 1 to the Investor Rights Agreement dated March 15, 2000 ("Amendment No. 1"), and

         WHEREAS, the Company, the Series A Investors and the Series B Investors wish to amend the registration, information and inspection rights set forth in the Investor Rights Agreement and Amendment No. 1, and the Company is willing to grant such registration, information and inspection rights to the Series C Investors as set forth on EXHIBIT A and EXHIBIT B hereto;

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth herein and in the Series C Preferred Stock Purchase Agreement of even date herewith, the parties hereto mutually agree to amend the Investor Rights Agreement to provide as follows:

         1.       DEFINITIONS.

         A. The definition of "Registrable Securities" set forth in the Investor Rights Agreement is hereby deleted in its entirety and replaced with the following definition:

         "Registrable Securities" shall mean any shares of Common Stock held by the Investors and permitted assignees (or subject to acquisition by the Investors and permitted assignees upon conversion of Series A Preferred Stock, Series B Convertible Preferred Stock, $.001 par value per share, of the Company ("Series B Preferred Stock") or Series C Convertible Preferred Stock, $.001 par value per share, of the Company ("Series C Preferred Stock")), including any shares issued by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that if a Holder owns Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, the Holder may exercise its registration rights hereunder by converting the shares to be sold publicly into Common Stock as of the closing of the relevant offering and shall not be required to cause such Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock to be converted to Common Stock until and unless such closing occurs; and provided, further, that any Common Stock that is sold in a registered sale pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 thereunder, or that may be sold without restriction as to volume or otherwise pursuant to Rule 144 under the Securities Act (as confirmed by an unqualified opinion of counsel to the Company), shall not be deemed Registrable Securities.

         B. For purposes of the definition of "Holder" in Section 1 and for purposes of Sections 3, 4 (regarding "Confidentiality Agreement," as set forth in EXHIBIT C hereto), 5 and 6.5 of the Investor Rights Agreement only, the definition of "Investor" and "Investors" as set forth in the preamble to the Investor Rights Agreement is hereby amended by adding the Series B Investors and Series C Investors such that, for purposes of the definition of "Holder" in
Section 1 and for purposes of Sections 3, 4, 5 and 6.5 only, each of the Series A Investors, Series B Investors and Series C Investors shall individually be considered an "Investor," and collectively they shall be considered "Investors."

         2. REGISTRATION RIGHTS. Section 5 of the Investor Rights Agreement is hereby amended and restated in its entirety as set forth on EXHIBIT A hereto.

         3. INFORMATION AND INSPECTION RIGHTS. Sections 3.1 and 3.2 of the Investor Rights Agreement are hereby amended and restated in their entirety as set forth on EXHIBIT B hereto.

         4. CONFIDENTIALITY. Section 4 of the Investor Rights Agreement is hereby amended and restated in its entirety as set forth on EXHIBIT C hereto.

         5.       MISCELLANEOUS.

         5.1 RATIFICATION. Except as expressly set forth in this Amendment No. 2, the terms of the Investor Rights Agreement, as amended by Amendment No. 1, shall remain in full force and effect. In the event of a conflict between the terms of this Amendment No. 2 and the terms of the Investor Rights Agreement, as amended by Amendment No. 1, the terms of this Amendment No. 2 shall control.

         5.2 SPECIFIC ENFORCEMENT. The Company, the Series A Investors, the Series B Investors and the Series C Investors expressly agree that they will be irreparably damaged if this Amendment No. 2 is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Amendment No. 2 by any party, the Company and the Series A, B and C Investors shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions of this Amendment No. 2.

         5.3 NOTICES. Unless otherwise provided, any notice under this Amendment No. 2 shall be in writing and shall be deemed given (i) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one (1) day (or five (5) days in the case of international deliveries) after the deposit with a nationally recognized overnight courier, having specified next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

         5.4 GOVERNING LAW. This Amendment No. 2 shall be governed by and construed under the laws of the State of Delaware without regard to principles of conflict of laws.

         5.5 SUCCESSORS AND ASSIGNS. The terms and conditions of this Amendment No. 2 shall inure to the benefit of and be binding on the respective successors and assigns of the parties.

         5.6 SEVERABILITY. If one or more provisions of this Amendment No. 2 are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment No. 2, and the balance of this Amendment No. 2 shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         5.7 COUNTERPARTS. This Amendment No. 2 may be executed in two or more counterparts, which together shall constitute one instrument.

         5.8 AUTHORIZATION. Each party represents that this Amendment No. 2 has been duly authorized, executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

         5.9 LEGEND. Each certificate evidencing any of the shares of capital stock of the Company owned by the Series C Investors shall bear a legend substantially as follows:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT DATED AS OF FEBRUARY 17, 2000, AS AT ANY TIME AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ENCUMBERED EXCEPT IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF SAID AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.

                            [Signature pages follow]

         IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the date first above written.

COMPANY:

Lineo, Inc.,
 a Delaware corporation

By: ___________________________________________
       Bryan Sparks, President and Chairman

                               SERIES A INVESTORS

Egan-Managed Capital, L.P.

By EMC Partners, L.P.,
     its General Partner

By___________________________
     Michael H. Shanahan
      General Partner

Motorola, Inc.

By: ______________________
   Its: _____________________

The Canopy Group, Inc.

By: ______________________
   Its: ____________________

                               SERIES B INVESTORS

Acer Investment Worldwide              Rainier Investors, LLC

By:_______________________________     By:_____________________________________
Its:______________________________     Its:____________________________________

AII Holding                            Samsung Electro-Mechanics Co., Ltd.

By:_______________________________     By:_____________________________________
Its:______________________________     Its:____________________________________

Arima Computer Corporation             Seligman New Technologies Fund, Inc.

By:_______________________________     By:_____________________________________
Its:______________________________     Its:____________________________________

Brilliant World Limited                Seligman Investment Opportunities
                                       (Master) Fund - NTV Portfolio

By:_______________________________     By:_____________________________________
Its:______________________________     Its:____________________________________

Budworth Investments Limited           Silver Star Developments Limited

By:_______________________________     By:_____________________________________
Its:______________________________     Its:____________________________________

Compal Electronics, Inc.               Summit Law Group, PLLC

By:_______________________________     By:_____________________________________
Its:______________________________     Its:____________________________________

Egan-Managed Capital, L.P.             Wisecom Investments, LLC

By:_______________________________     By:_____________________________________
Its:______________________________     Its:____________________________________

Exchange Place Investments, LLC

By:_______________________________
Its:______________________________

                               SERIES C INVESTORS

_____________________________________
         Name of Investor

By __________________________________

Its _________________________________

                                   SCHEDULE 1

                               SERIES A INVESTORS

Egan-Managed Capital, L.P.
Motorola, Inc
The Canopy Group, Inc.

                                   SCHEDULE 2

                               SERIES B INVESTORS

Acer Investment Worldwide
AII Holding
Arima Computer Corporation
Brilliant World Limited
Budworth Investments Limited
Compal Electronics, Inc.
Egan-Managed Capital, L.P.
Exchange Place Investments, LLC
Rainier Investors, LLC
Samsung Electro-Mechanics Co., Ltd.
Seligman New Technologies Fund, Inc.
Seligman Investment Opportunities (Master) Fund - NTV Portfolio
Silver Star Developments Limited
Summit Law Group, PLLC
Wisecom Investments, LLC

                                   SCHEDULE 3
                               SERIES C INVESTORS

                                    EXHIBIT A

                               REGISTRATION RIGHTS

5.       REGISTRATION RIGHTS.

5.1.     REQUEST FOR REGISTRATION

         (a) If the Company shall receive at any time after the earlier of (i) February 17, 2003 or (ii) six (6) months after the effective date of a Public Offering, a written request from the holders (the "Initiating Holders") of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of all or part of the Registrable Securities having an aggregate offering price, net of underwriting discounts and commissions, equal to or exceeding $5,000,000, then the Company shall, subject to Section 5.1(b) below:

                  (i) Within ten (10) days of the receipt of such request, give written notice of the proposed registration to all Holders; and

                  (ii) As soon as practicable, either (A) elect to make a primary offering, in which case the rights of such Holders shall be as set forth in Section 5.2 hereof or (B) use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

         (b) The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 5.1 after the Company has initiated two (2) such registrations pursuant to this Section 5.1 (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold and registrations which have been withdrawn by the Holders as to which the Holders have not elected to bear the expenses of registration pursuant to Section 5.4 hereof and would, absent such election, have been required to bear such expenses).

         (c) Subject to Section 5.1(b) above, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable and in any event within sixty (60) days of receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be detrimental to the Company, and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

         (d) The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 5.13 hereof, include other securities of the Company with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

         (e) The right of any Holder to registration pursuant to this Section
5.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities it holds.

         (f) If the Company shall request inclusion in any registration pursuant to this Section 5.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to this Section 5.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Agreement. The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 5.1, if the representative of the underwriters in good faith advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 5.13 hereof. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 5.1(f), then the Company shall offer to all Holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 5.13.

5.2      COMPANY REGISTRATION

         (a) Subject to Section 5.2(e) below, if at any time or times after the date hereof the Company shall determine to register any of its equity securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, the Company will:

                  (i)  Promptly give to each Holder written notice thereof; and

                  (ii) Use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 5.2(c) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within twenty (20) days after the written notice from the Company described in (i) above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder's Registrable Securities.

         (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5.2(a)(i) above. In such event, the right of any Holder to registration pursuant to this Section 5.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

         (c) Notwithstanding any other provision of this Section 5.2, if the representative of the underwriters in good faith advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 5.13. If any person does not agree to the terms of any such underwriting, he, she or it shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         (d) If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 5.12 hereof.

         (e) This Section 5.2 shall not apply to a registration on any registration form that does not permit secondary sales or to registrations relating solely to (i) employee benefit plans, (ii) transactions pursuant to Rule 145 or any other similar rule promulgated under the Securities Act or (iii) securities issued in connection with mergers with or acquisitions of other corporations by the Company.

5.3      REGISTRATIONS ON FORM S-3

         (a) After its initial public offering, the Company shall use its best efforts to qualify and remain qualified for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Agreement, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holders or Holders); provided, however, that the Company shall not be obligated to effect any such registration if (i) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than or equal to $500,000 (net of any underwriters' discounts or commissions); (ii) the Company shall furnish the certification described in Section 5.1(c) (but subject to the limitations set forth therein); or (iii) in a given twelve-month period, the Company has already effected two (2) such registrations pursuant to this Section 5.3.

         (b) If a request complying with the requirements of Section 5.3(a) hereof is delivered to the Company, the provisions of Sections 5.1(c) and (d) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 5.1(e) and (f) hereof shall apply to such registration. Registrations effected pursuant to this Section 5.3 shall not be counted as demands for registration or registrations effected pursuant to Sections 5.1 and 5.2.

5.4      EXPENSES

         In the case of any registration under Sections 5.1, 5.2 and 5.3 hereof, the Company shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission ("SEC") filing fees and "blue sky" fees and expenses (the "Registration Expenses"); provided, however, that the Company shall have no obligation to pay or otherwise bear (i) any portion of the fees or disbursements of more than one (1) counsel for the selling Holders of Registrable Securities in connection with the registration of their Registrable Securities, and in any event shall not responsible for fees for such counsel in excess of $20,000, or (ii) any portion of the underwriter's commissions or discounts attributable to the Registrable Securities being offered and sold by the Holders of Registrable Securities; and, provided further, that if the Holders bear the Registration Expenses for any registration proceeding commenced pursuant to this Agreement and if the registration request is subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section
5.1 hereof. Furthermore, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 5.1, such registration shall not be treated as a counted registration for purposes of Section 5.1 hereof and the Holders shall not be required to pay any of the Registration Expenses for such registration.

5.5      OBLIGATIONS OF THE COMPANY

         In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof.
At its expense, the Company will use its best efforts to:

         (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective;

         (b) Keep such registration effective for a period of one hundred twenty
(120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

         (c) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

         (d) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

         (e) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light to the circumstances then existing;

         (f) Enter into any reasonable underwriting agreement required by the proposed underwriter, if any, in such form and containing such terms as are customary; provided, however, that no Holder shall be required to make any representations or warranties other than with respect to its title to the Registrable Securities and any written information provided by the Holder to the Company, and if the underwriter requires that representations or warranties be made and that indemnification be provided, the Company shall make all such representations and warranties and provide all such indemnities, including, without limitation, in respect of the Company's business, operations and financial information and the disclosures relating thereto in the prospectus;

         (g) Use its best efforts to register or qualify the securities covered by said registration statement under the securities or "blue sky" laws of such jurisdictions as any selling Holder may reasonably request, provided that the Company shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business therein;

         (h) Cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted;

         (i) Otherwise use its best efforts to comply with the securities laws of the United States and other applicable jurisdictions and all applicable rules and regulations of the SEC and comparable governmental agencies in other applicable jurisdictions and make generally available to its stockholders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act;

         (j) Obtain and furnish to each selling Holder, immediately prior to the effectiveness of the registration statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), (i) a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders of a majority of the Registrable Securities being sold may reasonably request and (ii) an opinion of counsel representing the Company in form and substance as is customary given to the underwriters in an underwritten public offering;

         (k) Otherwise cooperate with the underwriter or underwriters, the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Securities under this Agreement; and

         (l) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

5.6      SUSPENSION

         In the case of a registration for the sale of Registrable Securities, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event which makes any statement made in the registration statement or related prospectus untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, each Holder of

Registrable Securities registered under such registration statement shall forthwith discontinue disposition of such Registrable Securities pursuant to such registration statement until such Holder's receipt of the copies of the supplemented or amended prospectus or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus; provided, however, that the Company shall not give a Suspension Notice until after the registration statement has been declared effective and shall not give more than one Suspension Notice to the Holders in respect to all Registrable Securities and pursuant to this Section
5.6 during any period of 12 consecutive months and in no event shall the period from the date on which any Holder receives a Suspension Notice to the date on which any Holder receives either the Advice or copies of the supplemented or amended prospectus (the "Suspension Period") exceed 60 days. In the event that the Company shall give any Suspension Notice, the Company shall use its best efforts and take such actions as are reasonably necessary to render the Advice and end the Suspension Period as promptly as practicable.

5.7      INDEMNIFICATION

         (a) Incident to any registration statement referred to herein, the Company will indemnify and hold harmless each Holder who offers or sells any such Registrable Securities in connection with such registration statement (including its partners (including partners of partners and stockholders of any such partners), and directors, officers, employees and agents of any of them (a "Selling Holder"), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a "Controlling Person"), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such underwriter, Selling Holder or Controlling Person expressly for use in such registration statement. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Selling Holder expressly for use in such registration statement, such Selling Holder will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees and agents), each other Holder (including its partners (including partners of partners and stockholders of such partners) and directors, officers, employees and agents of any of them, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act)), from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence.

         (b) The foregoing indemnity provisions are subject to the condition that, insofar as they relate to any violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or in the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity provisions shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

         (c) If the indemnification provided for in Section 5.7(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 5.7, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the other Selling Holders and the underwriters from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other Selling Holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Holders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Holders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the Selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Holders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                    The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 5.7(c) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a Selling Holder be required to contribute any amount under this Section 5.7(c) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which are being sold by such Selling Holder or (ii) the net proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

         (d) Promptly after receipt by the indemnified party under this Section
5.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5.7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that the indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the opinion of counsel for the indemnifying party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.7. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party a release from all liability in respect to such claim or litigation.

                  (e) The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 5.7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 5.7 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties, and the obligations of the Company and Holders under this
Section 5.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 5, and otherwise.

                  (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.8      INFORMATION BY HOLDER

         Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

5.9      REPORTS UNDER RULE 144, SECURITIES EXCHANGE ACT 1934

         With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

         (i) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the reporting requirements under Sections 13 or 15(d) of the Exchange Act;

         (ii) use its best efforts to take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

         (iii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (iv) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company as to the steps it has taken to comply with the current public information requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or to qualify as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

5.10     TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS

         The registration rights of the Holders of Registrable Securities under this Agreement may be transferred or assigned by any Holder to (i) any general or limited partner or other comparable affiliate of such Holder, (ii) any fund managed by or associated with such Holder or (iii) any transferee or assignee of such Holder's Registrable Securities who after such transfer or assignment will hold at least fifty percent (50%) of the Registrable Securities owned by such Holder on the date hereof; provided that the Company is given prior written notice of such transfer or assignment setting forth the name and address of the transferee or assignee and identifying the number of Registrable Securities so transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement.

5.11     LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS.

         From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 5.1 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his Securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 5.1(a) or within one hundred eighty (180) days of the effective date of any registration effected pursuant to Section 5.1.

5.12     MARKET STAND-OFF AGREEMENT

         In connection with a public offering by the Company, the Holders, if requested in good faith by the Company and the managing underwriter of the public offering, shall agree not to sell or otherwise transfer or dispose of any securities of the Company held by them (except for any securities sold pursuant to such registration statement) for a period following the effective date of the first such registration statement of the Company that covers Common Stock (or other securities) that in no event shall exceed one hundred eighty (180) days. Notwithstanding the foregoing, such an agreement shall not be required unless all of the officers and directors and one percent (1%) or greater stockholders of the Company and all other persons with registration rights enter into similar agreements. In order to enforce the foregoing, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period. This Section 5.12 shall not be amended without the consent of each Investor that is an investment company as that term is defined in the Investment Company Act of 1940.

5.13     ALLOCATION OF REGISTRATION OPPORTUNITIES

         In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and other selling stockholders requesting inclusion of shares as follows:

         (i) If a requested registration pursuant to Section 5.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each Holder requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, then the Registrable Securities requested to be registered pursuant to Section 5.1 shall be reduced to the number of Registrable Securities which the Company is so advised can be sold in (or during the time of) such offering by (i) first decreasing the Other Shares requested to be registered (pro rata among the persons requesting such registration on the basis of the percentage of Other Shares held by such person immediately prior to the filing of the registration statement with respect to such registration) and (ii) then, to the extent necessary, by decreasing the Registrable Securities (other than the Other Shares) requested to be registered (pro rata on the basis of the percentage of Registrable Securities (other than Other Shares) held by such Holder immediately prior to the filing of the registration statement with respect to such registration).

         (ii) If (a) a registration pursuant to Section 5.2 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing, whether or not the Registrable Securities so requested to be registered for sale for the account of Holders of Registrable Securities are also to be included in such underwritten offering, and (b) the managing underwriter of such underwritten offering shall inform the Company and the Holders of the Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering, then the Company may include in such offering all securities proposed by the Company to be sold for its own account and may decrease the number of Registrable Securities and Other Shares that have been requested to be included in such registration by decreasing the securities requested to be included in such registration (whether Registrable Securities or Other Shares) pro rata among the Holders and other persons requesting such registration on the basis of the percentage held by such Holder or other person immediately prior to the filing of the registration statement with respect to such registration of the securities so requested to be included in such registration, or in any other manner determined by the managing underwriter of such registration; provided, however, that if such offering is not an initial public offering and is a registration statement filed on behalf of the Company, no such reduction may reduce the number of Registrable Securities to less than 30% of the shares being sold in the offering. No Registrable Securities shall be included in such registration if not also included in such underwritten offering unless the managing underwriter thereof so determines.

5.14     TERMINATION OF REGISTRATION RIGHTS

         The rights of any Holder to request registration or inclusion in any registration pursuant to this Agreement shall terminate upon the earlier of (i) five (5) years after the closing of the Company's first Public Offering or (ii) as to any Investor on such date after the closing of the Company's first Public Offering as such Investor owns less then thirty percent (30%) of the number of Registrable Securities originally purchased by such Investor.

                                    EXHIBIT B

                        INFORMATION AND INSPECTION RIGHTS

3.1      INFORMATION RIGHTS

         The Company shall deliver to the Investors the following:

          (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company; and

          (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, a schedule showing the sources and application of funds for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter prepared in accordance with GAAP.

3.2 INSPECTION RIGHTS Each Investor or its authorized representative or agent shall have the right to inspect the books and records of the Company during normal business hours upon written request made at least one (1) business day in advance; provided, that the Investors shall avail themselves of such right no more often than once every month.

                                    EXHIBIT C

                            CONFIDENTIALITY AGREEMENT

4.       CONFIDENTIALITY AGREEMENT.

         Each Investor, and any successor or assign of such Investor, who receives from the Company or its agents, directly or indirectly, any information that the Company has not made generally available to the public, pursuant to the preparation and execution of this Agreement or disclosure in connection therewith or pursuant to the provisions of Section 3: (a) acknowledges and agrees that such information is confidential and for its use only in connection with evaluating and servicing its investment in the Company and (b) agrees that it will not disseminate such information to any person other than (i) its accountant, attorney, investment advisor, limited partners, board of directors, consultants and other similar professionals and that such dissemination shall be only for purposes of evaluating its investment or its strategic alliance with the Company, (ii) to any Affiliates, provided that such Affiliates agree to hold such information confidential as provided in this Section 4, and (iii) as required by applicable law or regulation, regulatory body, stock exchange, court or administrative order, or any listing or trading agreement concerning the Investor or the Company.